Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axos Financial, Inc.
Las Vegas, Nevada
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-253797) and Form S-8 (Nos. 333-260815, 333-235228, 333-199691 and 333-124702) of Axos Financial, Inc. of our reports dated August 29, 2023, relating to the consolidated financial statements, and the effectiveness of Axos Financial, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.A.
San Diego, California

August 29, 2023